                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             WIT CAPITAL GROUP, INC.
                -----------------------------------------------


         The name of the Corporation is "Wit Capital Group, Inc."

         The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 2, 1998.

         The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

         FIRST:   NAME. The name of the Corporation is Wit Capital Group, Inc.

         SECOND: REGISTERED AGENT. The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

         THIRD: PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: Section 1. CAPITAL STOCK. The total number of shares of capital stock which the Corporation shall have authority to issue is 764,000,000 shares, consisting of (i) 500,000,000 shares of Common Stock, par value $0.01 per share (the "COMMON STOCK"), (ii) 75,000,000 shares of Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK"), (iii) 159,000,000 shares of Class C Common Stock, par value $.01 per share (the "CLASS C COMMON STOCK") and (iv) 30,000,000 shares of Preferred Stock, par value $0.001 per share (the "PREFERRED STOCK"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation may from time to time determine.

         The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Preferred Stock which the Board of Directors is herein authorized to fix and the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Common Stock, the Class B Common Stock and the Class C Common Stock.


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         Section 2. PREFERRED STOCK. The Board of Directors is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of the Preferred Stock, for series of the Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and is expressly empowered to fix, by resolution or resolutions, the provisions of the shares thereof, including, as appropriate:

                  (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                  (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights (which may be special voting rights) and the preference or relation which such voting rights shall bear to the voting rights of any other class or any other series of this class;

                  (c) the rate of dividends (or method of determining such rate), if any, payable on such series, the conditions and the date or dates (or method of determining the date or dates) upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or any other series of this class;

                  (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of a series having cumulative dividend rights, the date or dates (or method of determining the date or dates) from which dividends on the shares of such series shall be cumulative;

                  (e) whether the shares of such series shall be subject to redemption or purchase by the Corporation and, if so, whether such redemption or purchase shall occur at the option of the Corporation or the holder of such shares, upon the occurrence of any event or at a date or dates (or method of determining the date or dates), the times and prices (or method of determining the times and prices) of such redemption or purchase, the form of payment of such prices (which may be cash, property or rights, including securities of the Corporation or another corporation or other entity) and any other terms and conditions of such redemption or purchase;

                  (f) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (g) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;


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                  (h) whether the shares of such series shall be convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the happening of a specified event, shares of stock of any other class or of any other series of this class and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  (i) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock, the Class B Common Stock, the Class C Common Stock, any other series of the Preferred Stock or any other class of capital stock;

                  (j) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any other class of capital stock; and

                  (k) any other powers, preferences or rights, or any qualifications, limitations or restrictions thereof.

         Except as otherwise provided by such resolution or resolutions, all shares of the Preferred Stock shall be of equal rank. All shares of any one series of the Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

         Section 3. COMMON STOCK AND CLASS C COMMON STOCK.

         (a) VOTING RIGHTS. Except as otherwise provided herein or as otherwise required by law, the entire voting power and all voting rights shall be vested exclusively in the Common Stock and the Class C Common Stock, the holders of which shall vote together on all matters to be voted on by the stockholders of the Corporation. Each outstanding share of Common Stock and each outstanding share of Class C Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on all matters submitted to a vote of the stockholders of the Corporation. The Common Stock and Class C Common Stock shall vote together as a single class.

         (b) TRANSFER RESTRICTIONS. Prior to the Transfer Restriction Termination Date (as hereinafter defined), no holder of Class C Common Stock may transfer or dispose of any share of Class C Common Stock or any interest in any such share. Any purported transfer or disposition of a share of Class C Common Stock in violation of the aforesaid restriction shall be null and void and the Corporation shall not be required to register the same or otherwise give effect thereto. Certificates evidencing shares of Class C Common Stock shall bear a legend evidencing the foregoing restriction. For purposes hereof, the term "Transfer Restriction Termination Date" shall mean the earlier of (i) the date which is 180 days following the closing


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by the Corporation of an initial public offering of shares of the Common Stock registered under the Securities Act of 1933, as amended, in which (a) the aggregate net proceeds to the Corporation are at least $5,000,000 and (b) the per share price to the public is not less than $3.00 (appropriately adjusted for any stock splits, combinations or stock dividends) and (ii) February 1, 2000.

         (c) CONVERSION. Each share of Class C Common Stock shall be automatically and irrevocably converted into one share of Common Stock, without further action on the part of the holder thereof, upon the Transfer Restriction Termination Date and thereafter all rights of the holders of shares of Class C Common Stock, as holders of Class C Common Stock, shall cease and such holders shall be treated for all purposes as having become the holders of shares of Common Stock.

         (d) CORPORATION TO RESERVE SHARES OF COMMON STOCK FOR CONVERSION OF CLASS C COMMON Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion or exchange of the shares of Class C Common Stock, at least the number of shares of Common Stock that is equal to the number of shares of Class C Common Stock then outstanding plus the number of shares of Class C Common Stock issuable upon exercise of warrants, options and rights to acquire shares of Class C Common Stock then outstanding or upon conversion or exchange of other securities exercisable for or exchangeable into shares of Class C Common Stock then outstanding.

         (e) CLASS C COMMON STOCK TO RECEIVE EQUAL TREATMENT. The Class C Common Stock shall, with respect to any reclassification, recapitalization, stock split or similar transaction and in any merger, consolidation or share exchange, be treated in all respects identical to the Common Stock except as otherwise required by law.

         Section 4. CLASS B COMMON STOCK.

         (a) VOTING RIGHTS. The Class B Common Stock shall have no voting rights except (i) as may be required by law, (ii) such rights as may be otherwise provided herein and (iii) the right, as a separate class, to approve any amendment or repeal of any provision of this Amended and Restated Certificate of Incorporation (including, without limitation, by way of a merger or consolidation of the Corporation) that would adversely affect the voting powers, designations, preferences and rights of the Class B Common Stock; PROVIDED that a merger or consolidation that (x) constitutes a Corporate Transaction and (y) in which all holders of Class B Common Stock receive in such merger or consolidation the same consideration they would have received had their Class B Common Stock been converted into Common Stock immediately prior to the record date for such transaction, shall not be deemed to adversely affect the voting powers, designations, preferences and rights of the holders of the Class B Common Stock.


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

         (b) DIVIDENDS AND DISTRIBUTIONS.

         (i) Subject to the provisions of this Article FOURTH, the Corporation shall not pay dividends or make distributions to any holder of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Corporation makes the same dividend or distribution with respect to each outstanding share of Class B Common Stock.

         (ii) In the case of any dividend or other distribution on any share of Common Stock payable in Common Stock (including, without limitation, distributions pursuant to stock splits or divisions of Common Stock), shares of Class B Common Stock shall be distributed with respect to each outstanding share of Class B Common Stock. In each case the number of shares of Class B Common Stock payable per share of Class B Common Stock shall be equal to the number of shares of Common Stock payable per share of Common Stock.

         (iii) In the case of any dividend or other distribution on any share of Common Stock consisting of other voting securities of the Corporation or of voting securities of any Subsidiary of the Corporation, the Corporation shall declare and pay each such dividend in securities of two separate classes, identical in all respects, except that: (A) the voting rights of each such security paid to the holders of Class B Common Stock shall have the same voting rights as the Class B Common Stock; (B) such security paid to the holders of the Class B Common Stock shall convert into the security paid to the holders of the Common Stock on the same terms and conditions applicable to the conversion of the Class B Common Stock into the Common Stock; and (C) with respect only to dividends or distributions of voting securities of any Person that is a Subsidiary of the Corporation, the respective voting rights of each such security paid to the holders of the Class B Common Stock shall otherwise be as comparable as is practicable to those of the Class B Common Stock.

         (iv) In the case of any dividend or distribution on any share of Common Stock consisting of securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of a Subsidiary of the Corporation, the Corporation shall declare and pay such dividend or distribution in securities of two separate classes, and provide that such convertible or exchangeable securities and the underlying securities be identical in all respects, except that (A) the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class B Common Stock shall have the same voting rights as the Class B Common Stock and (B) such underlying securities issuable to the holders of the Class B Common Stock shall convert into the underlying securities paid to the holders of the Common Stock on the same terms and conditions applicable to the conversion of the Class B Common Stock into the Common Stock.

         (c) CLASS B COMMON STOCK TO RECEIVE EQUAL TREATMENT. The Class B Common Stock shall, with respect to any reclassification, recapitalization, stock split or similar


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

transaction and in any merger, consolidation or share exchange, be treated in all respects identical to the Common Stock except as otherwise required by law.

         (d) CONVERSION. Upon any Transfer of shares of Class B Common Stock to any Person other than a GS Holder such transferred shares of Class B Common Stock shall be automatically and irrevocably converted into an equal number of shares of common stock, and thereafter all rights of the holder of such transferred shares of Class B Common Stock as a holder of Class B Common Stock shall cease and the Person or Persons in whose name or names the certificate or certificates of common stock are to be issued shall be treated for all purposes as having become the holder or holders of such shares of common stock.

         (e) CORPORATION TO RESERVE SHARES OF COMMON STOCK FOR CONVERSION OF CLASS B COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of issuance upon conversion or exchange of the shares of Class B Common Stock at least such number of shares of common stock as is equal to the number of shares of Class B Common Stock then outstanding plus the number of shares of Class B Common Stock issuable upon exercise of warrants or options exercisable for or exchangeable into shares of Class B Common Stock then outstanding or upon conversion or exchange of other securities exercisable for or exchangeable into shares of Class B Common Stock then outstanding.

         (f) NO PREEMPTIVE OR PREFERENTIAL RIGHTS. No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have a preemptive or preferential right to acquire or subscribe for any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a resolution by the Board of Directors with respect to a series of Preferred Stock.

         (g) CUMULATIVE VOTING. Cumulative voting of shares of any class or series of capital stock having voting rights is prohibited unless specifically provided for in a resolution by the Board of Directors with respect to a series of Preferred Stock.

         (h) DEFINITIONS. For purposes of this Article FOURTH, the following terms shall have the following meanings:

"AFFILIATE" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

"COMMON STOCK EQUIVALENT" means any security of the Corporation which is convertible into, exercisable for or exchangeable for, directly or indirectly, Common Stock or Class B Common


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Stock of the Corporation, whether at the time of issuance or upon the passage of time or the occurrence of some future event;

"CORPORATE TRANSACTION" means a consolidation or merger of the Corporation into or with any other corporation or corporations, or the sale or transfer by the Corporation of all or substantially all of its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale;

"GS HOLDER" means The Goldman Sachs Group, L.P. and any Affiliate of such Person to which The Goldman Sachs Group, L.P., directly or indirectly, transfers Common Stock, Class B Common Stock or Common Stock Equivalents and any successive transferees thereafter that are Affiliates of The Goldman Sachs Group, L.P.;

"PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof;

"SUBSIDIARY" of any Person means (x) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and (y) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of the directors or other governing body of such Person; and

"TRANSFER" means any sale or other disposition, whether voluntary or involuntary, of beneficial ownership of any Class B Common Stock.

         FIFTH: (a) DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (b) NUMBER, ELECTION AND TERMS OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office, subject to an increase in the number of directors by reason of any provisions contained in or established pursuant to Article FOURTH, but in any event shall not be less than one. The Board of Directors shall be classified, with respect to the time for which the directors severally hold office, into three classes as nearly equal in number as possible, with the term of those directors of the first class to expire at the annual meeting of stockholders to be held in 2000, the term of those directors of the second class to expire at the


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annual meeting of stockholders to be held in 2001, and the term of those directors of the third class to expire at the annual meeting of stockholders to be held in 2002, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person=s successor shall have been duly elected and qualified. Any amendment or alteration to this Amended and Restated Certificate of Incorporation relating to the classification of the Board of Directors must be authorized by the affirmative vote of holders of at least two-thirds of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon. Each director shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide. Advance notice of nominations for the election of directors by stockholders and of the proposal of business by stockholders shall be given in the manner provided in the By-Laws of the Corporation.

         (c) REMOVAL OF DIRECTORS. No director of the Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause for removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or the director is granted immunity to testify where another person has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal (for this purpose, the entry by a director of a plea of NOLO CONTENDERE shall be deemed to be a conviction not subject to appeal); (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to function as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in a resolution by the Board of Directors providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provision of such resolution by the Board of Directors.

         (d) NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as provided in this Article FIFTH, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from the death, resignation or removal of a director or from any other cause shall be filled by the affirmative vote of a majority


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of the remaining directors then in office, even though less than a quorum of the
Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director=s successor is elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         (e) DIRECTORS ELECTED BY PREFERRED STOCKHOLDERS. Notwithstanding the foregoing, in the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number fixed pursuant to a resolution of the Board of Directors of the Corporation. Except as otherwise provided in the terms of such class or series,
(i) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders next succeeding their election without regard to the classification of other directors and (ii) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote separately as a class in an election of such directors.

         (f) AMENDMENT, REPEAL, ETC. Notwithstanding anything contained herein to the contrary, the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article FIFTH.

         SIXTH: STOCKHOLDER ACTION. From and after the first date as of which the Corporation has a class or series of capital stock registered under the Securities Exchange Act of 1934, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law, or as may be prescribed in a resolution by the Board of Directors, special meetings of stockholders of the Corporation may be called only by the chief executive officer or by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the entire Board of Directors. No business shall be transacted and no corporate action shall be taken at any special meeting of stockholders other than that stated in the notice of the meeting or brought before the meeting by or at the direction of the Board of Directors. Notwithstanding this Article SIXTH, the holders of any series of Preferred Stock of the Corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series.

         SEVENTH: BY-LAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend, alter or repeal by-laws of the Corporation. If not otherwise authorized by the Board of Directors, the stockholders of the


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Corporation may make, amend, alter or repeal by-laws of the Corporation by the affirmative vote of holders of at least two-thirds of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors.

         EIGHTH: (a) INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by law, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities and other matters, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, By-Law, agreement, vote of stockholders or of disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         (b) LIMITED LIABILITY OF DIRECTORS. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended. For purposes of this Article EIGHTH, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the Corporation=s request as a director of, or performing other services at the Corporation=s request for, another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

         (c) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.



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

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer this 7th day of June, 1999.


                                               WIT CAPITAL GROUP, INC.


                                               /s/ Ronald Readmond
                                               ---------------------------------
                                               Name: Ronald Readmond
                                               Title: Co-Chief Executive Officer


Attest:  /s/ Robert C. Mendelson
         -------------------------------
         Name: Robert C. Mendelson
         Title:Secretary

                           CERTIFICATE OF DESIGNATIONS

                                       of

              CLASS 1 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                             WIT CAPITAL GROUP, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

         WIT CAPITAL GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

         That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on May 17, 1999 adopted the following resolution creating a series of 13,500,000 shares of Preferred Stock designated as "Class 1 Series A Junior Participating Preferred Stock":

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

CLASS 1 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

         1. DESIGNATION AND AMOUNT. There shall be a series of Preferred Stock that shall be designated as "Class 1 Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 13,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, HOWEVER, that no decrease shall reduce the number of shares of Class 1 Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         2. DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Class 1 Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Class 1 Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Class 1 Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class 1 Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock"), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class 1 Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 100. In the event the Corporation shall at any time after June 9, 1999 (the "Rights Declaration Date") (i) declare any dividend on Common Stock, Class C Common Stock, par value $.01 per share, of the Corporation (the "Class C Common Stock") or Class B Common Stock, par value $.01 per share, of the Corporation (the "Class B Common Stock"), payable in shares of Common Stock or Class B Common Stock, as the case may be, (ii) subdivide the outstanding Common Stock, Class C Common Stock or Class B Common Stock or (iii) combine the outstanding Common Stock, Class C Common Stock or Class B Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the sum of the number of shares of Common Stock outstanding immediately after such event plus the number of shares of Class C Common Stock outstanding immediately after such event plus the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the sum of the number of shares of Common Stock that were outstanding immediately prior to such event plus the number of shares of Class C Common Stock that were outstanding immediately prior to such event plus the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Class 1 Series A Junior Participating Preferred Stock as provided in paragraph
(A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock, Class C Common Stock or Class B Common Stock, as the case may

be); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Class 1 Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Class 1 Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Class 1 Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class 1 Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class 1 Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class 1 Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

         3. VOTING RIGHTS. The holders of shares of Class 1 Series A Junior Participating Preferred Stock shall have the following voting rights:

         (A) Each share of Class 1 Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation entitled to vote thereon.

         (B) Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Class 1 Series A Junior Participating Preferred Stock, the holders of shares of any other class or series entitled to vote with the Common Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C)(i) If at any time dividends on any Class 1 Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Class 1 Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of directors shall be increased by two (2), effective as of the time of election of such directors as herein provided, and (2) the holders of Preferred Stock (including holders of the Class 1 Series A Junior Participating Preferred Stock) upon which these or like voting rights have been conferred and are exercisable (the "Voting Preferred Stock") with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two (2) directors.

                  (ii) During any default period, such voting right of the holders of Class 1 Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the shares of Voting Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock and Class C Common Stock shall not affect the exercise by the holders of Voting Preferred Stock of such voting right.

                  (iii) Unless the holders of Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Voting Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board or the President of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty
(60) days after such order or request or, in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Voting Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

                  (iv) In any default period, after the holders of Voting Preferred Stock shall have exercised their right to elect directors voting as a class, (x) the directors so elected by the holders of Voting Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. References in this paragraph (C) to directors elected by the holders of a particular class or classes of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

         (v) Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Voting Preferred Stock as a class shall terminate and (z) the number of directors shall be such number as may be provided for in the Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

         (D) Except as set forth herein, holders of Class 1 Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         4. CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Class 1 Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class 1 Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class 1 Series A Junior Participating Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class 1 Series A Junior Participating Preferred Stock, except dividends paid ratably on the Class 1 Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                  (iii) redeem or purchase or otherwise acquire for consideration any shares of Class 1 Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Class 1 Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Class 1 Series A Junior Participating Preferred

         Stock, or to all such holders and the holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series and classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  5. REACQUIRED SHARES. Any shares of Class 1 Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

                  6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class 1 Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Class 1 Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Class 1 Series A Liquidation Preference"). Following the payment of the full amount of the Class 1 Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Class 1 Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Class 1 Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Class 1 Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Class 1 Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Class 1 Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Class 1 Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Class 1 Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Class 1 Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6, but the sale, lease or conveyance of all or substantially all the Corporation=s assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

                  7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock and/or shares of Class C Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Class 1 Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock and/or Class C Common Stock is changed or exchanged.

                  8. REDEMPTION. (A) The Corporation, at its option, may redeem shares of the Class 1 Series A Junior Participating Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten (10) consecutive Trading Days (as such term is hereinafter defined)immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (A) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ, a day on which NASDAQ reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

                  (B) In the event that fewer than all the outstanding shares of the Class 1 Series A Junior Participating Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

                  (C) Notice of any such redemption shall be given by mailing to the holders of the shares of Class 1 Series A Junior Participating Preferred Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the fifteenth (15th) day and not earlier than the (60th) sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state:
(i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Class 1 Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Class 1 Series A Junior Participating Preferred Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (D) The shares of Class 1 Series A Junior Participating Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

                  9. RANKING. The Class 1 Series A Junior Participating Preferred Stock shall rank PARI PASSU with the Class 2 Series A Junior Participating Preferred Stock as to any reclassification, recapitalization, stock split or similar transaction, and as to any payment of dividends and distribution of assets, and in any merger, consolidation or share exchange, except as otherwise required by law. The Class 1 Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation=s Preferred Stock, excluding the Class 2 Series A Junior Participating Preferred Stock, as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock, the Class C Common Stock and the Class B Common Stock as to such matters.

                  10. AMENDMENT. At any time that any shares of Class 1 Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Class 1 Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Class 1 Series A Junior Participating Preferred Stock, voting separately as a class.

                  11. FRACTIONAL SHARES. Class 1 Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder=s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class 1 Series A Junior Participating Preferred Stock.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true this ____ day of June, 1999.




                                               /s/ Ronald Readmond
                                               ---------------------------------
                                               Name: Ronald Readmond
                                               Title: Co-Chief Executive Officer


Attest:  /s/ Robert C. Mendelson
         -------------------------------
         Name: Robert C. Mendelson
         Title:Secretary

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       OF

              CLASS 2 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                             WIT CAPITAL GROUP, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

         WIT CAPITAL GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

         That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on May 17, 1999 adopted the following resolution creating a series of 1,500,000 shares of Preferred Stock designated as "Class 2 Series A Junior Participating Preferred Stock":

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

CLASS 2 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                  1. DESIGNATION AND AMOUNT. There shall be a series of Preferred Stock that shall be designated as "Class 2 Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 1,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, HOWEVER, that no decrease shall reduce the number of shares of Class 2 Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         2. DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Class 2 Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Class 2 Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Class 2 Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class 2 Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class B Common Stock or a subdivision of the outstanding shares of Class B Common Stock (by reclassification or otherwise), declared on the Class B Common Stock, par value $.01 per share, of the Corporation (the "Class B Common Stock"), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class 2 Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 100. In the event the Corporation shall at any time after June 9, 1999 (the "Rights Declaration Date") (i) declare any dividend on Common Stock, par value $.01 per share, of the Corporation (the "Common Stock"), the Class C Common Stock, par value $.01 per share, of the Corporation (the "Class C Common Stock") or Class B Common Stock, payable in shares of Common Stock or Class B Common Stock, as the case may be, (ii) subdivide the outstanding Common Stock, the Class C Common Stock or Class B Common Stock or
(iii) combine the outstanding Common Stock, the Class C Common Stock or Class B Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the sum of the number of shares of Common Stock outstanding immediately after such event plus the number of shares of Class B Common Stock outstanding immediately after such event plus the number of shares of Class C Common Stock outstanding immediately after such event and the denominator of which is the sum of the number of shares of Common Stock that were outstanding immediately prior to such event plus the number of shares of Class C Common Stock that were outstanding immediately prior to such event plus the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Class 2 Series A Junior Participating Preferred Stock as provided in paragraph
(A) above immediately after it declares a dividend or distribution on the Class B Common Stock (other than a dividend payable in shares of Class B Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class B Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Class 2 Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Class 2 Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Class 2 Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class 2 Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class 2 Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class 2 Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

         3. VOTING RIGHTS. The holders of shares of Class 2 Series A Junior Participating Preferred Stock shall have the following voting rights:

         (A) Each share of Class 2 Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the holders of the Class B Common Stock.

         (B) Except as otherwise provided herein, in the Certificate of Incorporation or by law, shares of Class 2 Series A Junior Participating Preferred Stock shall have identical voting rights as shares of Class B Common Stock.

         (C) Except as set forth herein, holders of Class 2 Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class B Common Stock as set forth herein) for taking any corporate action.

         4. CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Class 2 Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class 2 Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class 2 Series A Junior Participating Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class 2 Series A Junior Participating Preferred Stock, except dividends paid ratably on the Class 2 Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                  (iii) redeem or purchase or otherwise acquire for consideration any shares of Class 2 Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Class 2 Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Class 2 Series A Junior Participating Preferred Stock, or to all such holders and the holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series and classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  5. REACQUIRED SHARES. Any shares of Class 2 Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

                  6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class 2 Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Class 2 Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Class 2 Series A Liquidation Preference"). Following the payment of the full amount of the Class 2 Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Class 2 Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Class B Common Stock shall have received an amount per share (the "Class B Common Adjustment") equal to the quotient obtained by dividing (i) the Class 2 Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Class 2 Series A Liquidation Preference and the Class B Common Adjustment in respect of all outstanding shares of Class 2 Series A Junior Participating Preferred Stock and Class B Common Stock, respectively, holders of Class 2 Series A Junior Participating Preferred Stock and holders of shares of Class B Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one
(1) with respect to such Class 2 Series A Junior Participating Preferred Stock and Class B Common Stock, on a per share basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Class 2 Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Class 2 Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Class B Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Class B Common Stock.

                  (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6, but the sale, lease or conveyance of all or substantially all the Corporation=s assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

                  7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class B Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Class 2 Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class B Common Stock is changed or exchanged.

         8. REDEMPTION. (A) The Corporation, at its option, may redeem shares of the Class 2 Series A Junior Participating Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Class B Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten
(10) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (A) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten
(10) Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ, a day on which NASDAQ reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

         (B) In the event that fewer than all the outstanding shares of the Class 2 Series A Junior Participating Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

         (C) Notice of any such redemption shall be given by mailing to the holders of the shares of Class 2 Series A Junior Participating Preferred Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the fifteenth (15th) day and not earlier than the (60th) sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Class 2 Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Class 2 Series A Junior Participating Preferred Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (D) The shares of Class 2 Series A Junior Participating Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

         9. RANKING. The Class 2 Series A Junior Participating Preferred Stock shall rank PARI PASSU with the Class 1 Series A Junior Participating Preferred Stock as to any reclassification, recapitalization, stock split or similar transaction, and as to any payment of dividends and distribution of assets, and in any merger, consolidation or share exchange, except as otherwise required by law. The Class 2 Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation=s Preferred Stock, excluding the Class 1 Series A Junior Participating Preferred Stock, as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock, the Class C Common Stock and the Class B Common Stock as to such matters.

         10. AMENDMENT. At any time that any shares of Class 2 Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Class 2 Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Class 2 Series A Junior Participating Preferred Stock, voting separately as a class.

         11. FRACTIONAL SHARES. Class 2 Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder=s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class 2 Series A Junior Participating Preferred Stock.

         12. CONVERSION. Upon any Transfer of shares of Class 2 Series A Junior Participating Preferred Stock to any Person other than a GS Holder, such transferred shares of Class 2 Series A Junior Participating Preferred Stock shall be automatically and irrevocably converted into an equal number of shares of Class 1 Series A Junior Participating Preferred Stock, and thereafter, all rights of the holder of such transferred shares of Class 2 Series A Junior Participating Preferred Stock as a holder of Class 2 Series A Junior Participating Preferred Stock shall cease and the Person or Persons in whose name or names the certificate or certificates of Class 1 Series A Junior Participating Preferred Stock are to be issued shall be treated for all purposes as having become the holder or holders of such shares of Class 1 Series A Junior Participating Preferred Stock. "GS Holder" means The Goldman Sachs Group, L.P. and any Affiliate of such Person to which The Goldman Sachs Group, L.P., directly or indirectly, transfers beneficial ownership in the capital stock of the Corporation and any successive transferees thereafter that are Affiliates of The Goldman Sachs Group, L.P. "Transfer" means any sale or other disposition, whether voluntary or involuntary, of beneficial ownership of any capital stock of the Corporation. "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. "Affiliate" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true this ___ day of June, 1999.



                                               /s/ Ronald Readmond
                                               ---------------------------------
                                               Name: Ronald Readmond
                                               Title: Co-Chief Executive Officer


Attest:  /s/ Robert C. Mendelson
         -------------------------------
         Name: Robert C. Mendelson
         Title:Secretary